Exhibit 99.1

SeraCare Announces Internal Review by Audit Committee

Oceanside, Ca – December 20, 2005 –SeraCare Life Sciences, Inc. (NASDAQ - SRLS), today announced that the chairman of the Company’s audit committee has received a letter from Mayer Hoffman McCann P.C. (MHM), the Company’s independent auditors, in which MHM raised concerns with respect to the Company’s financial statements, accounting documentation and the ability of MHM to rely on representations of the Company’s management. Specifically, the letter sets forth concerns by MHM with respect to:

•	certain of the Company’s revenue recognition accounting policies and practices,

•	the accounting for and valuation of the Company’s inventory,

•	MHM’s perception that certain board members were exerting undue influence on the Company’s financial reporting process and on the audit process, and

•	the timeliness, quality and completeness of the Company’s implementation and testing of its internal control over financial reporting.

The audit committee has reviewed this letter and has determined to conduct an internal review of the concerns raised by MHM in the letter. The audit committee has retained independent legal counsel and accountants to assist it in this review. As the review is in its preliminary stages, the Company is unable at this point to estimate when the audit of its financial statements for fiscal 2005 will be completed or when the corresponding Form 10-K will be filed. The Company expects to release its earnings for its fiscal fourth quarter and year ended September 30, 2005 after the audit committee completes its internal review and the Company’s auditors complete their audit of the Company’s financial statements.

In contemplation of the delay in filing its Form 10-K, the Company:

•	has initiated discussions with the lenders under its Credit Facility to obtain a waiver of the requirement that it provide the lenders with audited financial statements within 90 days after the completion of its fiscal year,

•	has sent a notice to its transfer agent and the persons listed as selling security holders under its Registration Statement on Form S-3, alerting such persons that the Company will not be able to timely file its Form 10-K and that accordingly, sales may not be made under the Form S-3 until the Form 10-K has been filed, and

•	expects to postpone its annual shareholders meeting, previously scheduled for February 9, 2006.

In addition, the Company understands that because the Company no longer expects to file its Form 10-K by December 29, 2005, Nasdaq may, in accordance with its rules, initiate delisting proceedings. In such event, an “E” will be appended to the Company’s trading symbol during the pendency of delisting proceedings. The Company intends to work with Nasdaq to seek to maintain its status as a Nasdaq National Market company.

About SeraCare Life Sciences

SeraCare Life Sciences Inc. is a manufacturer and provider of biological products and services to diagnostic, therapeutic, drug discovery, and research organizations. The Company’s offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, in vitro stabilizers, and the SeraCare BioBank(TM), a proprietary database of medical information and associated blood, plasma, DNA and RNA samples. Headquartered in Oceanside, CA, SeraCare conducts business throughout the world, and is traded on the NASDAQ national stock market under the symbol SRLS. For additional information about SeraCare Life Sciences Inc., please visit the Company’s web site at www.seracare.com.

Safe Harbor Forward Looking Statements

Certain statements contained in this press release may be deemed to be forward looking statements under federal securities laws, and the Company intends that such forward looking statements be subject to the safe harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Information on factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2004 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact:

The Trout Group

Tim Ryan, 212-477-9007x24

tryan@troutgroup.com

Source: SeraCare Life Sciences, Inc.